EXHIBIT 10.11

                         RECOM MANAGED SYSTEMS, INC.

                             2003 NONQUALIFIED
                         STOCK OPTION AND STOCK PLAN

     This Nonqualified Stock Option and Stock Plan was adopted this ____ day of March 2003, by Recom Managed Systems, Inc., a Delaware corporation, upon the following terms and conditions:

     1. Definitions. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

         (a)  "Board" shall mean the Board of Directors of the Corporation;

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended;

         (c) "Consultant" shall mean a person who provides bona fide services to the Corporation as an independent contractor not in connection with the offer and sale of securities in a cash raising transaction.

         (d) "Corporation" means Recom Managed Systems, Inc. and each and all of any present and future subsidiaries;

         (e) "Date of Grant" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options or stock to that participant;

         (f) "Employee" shall be an employee of the Corporation or any subsidiary of the Corporation;

         (g) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (h) "Grantee" shall mean the recipient of a stock option under the Plan; and

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               (i)  "Shares" shall mean the Corporation's common stock, $.001 par value.

     2. Purpose. The purpose of this Nonqualified Stock Option Plan (the "Plan") is to further the interests of the Corporation and its shareholders by providing incentives in the form of stock options and stock grants to employees and consultants who contribute materially to the success and profitability of the Corporation. Such stock options and stock grants will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees and consultants an interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress.
This program also will enable the Corporation to attract and retain experienced employees and consultants.

     3. Shares Reserved for Issuance. The cumulative total number of shares which may be subject to options issued and outstanding under this Plan and for issuance as stock compensation is limited to 500,000 Shares. This amount automatically will be adjusted in accordance with Article 21 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options or stock to be granted under this Plan.

     4. Administration. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible person warrants an award under this Plan, and to determine the amount of the award. The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith.

     5. Participants. Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised.

     6. Kinds of Benefits. Awards under this Plan, if any, will be granted as options to acquire Shares or as the grant of stock. Shares underlying options and shares granted as compensation will be restricted or registered as determined by the Board of Directors in its discretion.

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     7.   Option Grants.  Any option granted under this Plan shall
automatically expire ten years after the Date of Grant or at such earlier time
as may be directed by the Board in the grant of the option.   Each option
shall state the option price, which shall be not less than 85% of the Fair Market Value per share on the date of grant.

     8.   Exercise of Options.

          (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Article 8, the Grantee may exercise the option in full or in part at any time until expiration of the option.

          (b) Unless an option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

               (i) A merger or acquisition in which the Corporation is not the surviving entity;

               (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

               (iii) Any merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

          (c)   Except as provided in subsections (d), (e) and (f) of this
Article 8, a Grantee cannot exercise an option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the option after cessation of employment.

          (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Article 8, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

          (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

          (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an option granted under this Plan, the option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by

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the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

          (g) With respect to options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

          (h) Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Article 8, it no longer can be exercised.

          (i) For purposes of this Article 8, "cause" shall mean the following:

                (1)  Fraud or criminal misconduct;

                (2)  Gross negligence;

                (3) Willful or continuing disregard for the safety or soundness of the Corporation;

                (4) Willful or continuing violation of the published rules of the Corporation.

     9.   Manner of Exercise

          9.1 Notice. Options may be exercised only by delivery to the Corporation of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Board (which need not be the same for each Grantee), stating the number of shares being purchased, the restrictions imposed on the shares, if any, and such representations and agreements regarding Grantee=s investment intent and access to information, if any, as may be required by the Corporation to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          9.2 Payment. Payment for the shares may be made in cash (by check) or, where approved by the Board in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Corporation to the Grantee;
(b) by surrender of shares of common stock of the Corporation having a Fair Market Value equal to the applicable exercise price of the option that have been owned by Grantee for more than six months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Grantee in the open public market; (c) by waiver of compensation due or accrued to Grantee for services rendered; (d) provided that a public market for the Corporation=s stock exists, through a "same day sale" commitment from Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Grantee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer

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irrevocably commits upon receipt of such shares to forward the exercise price directly to the Corporation; (e) provided that a public market for the Corporation=s stock exists, through a "margin" commitment from Grantee and an NASD Dealer whereby Grantee irrevocably elects to exercise the option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Corporation; or (f) by any combination of the foregoing.

    10. Stock Grants. The Board, in its sole discretion, may compensate eligible participants by granting stock to such participants and paying cash in addition to the stock. A portion or all of the cash component, if any, may be deducted from such payment and withheld by the Corporation in order to satisfy any withholding obligation to which the Corporation may be subject under any federal, state or local tax law.

    11. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Corporation, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Shares can be delivered under this Plan only in compliance with all applicable federal and sate laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. Shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

     Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the registration statement has become effective with such commission.

     In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

     12. Assignability. Each option granted under this Plan is not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

     13. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.



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     14.  Amendment and Termination of Plan.  The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. Any amendment that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

     15. Expenses of Plan. The expenses of the Plan will be borne by the Corporation.

     16. Duration of Plan. Options and stock may only be granted under this Plan during the ten years immediately following the adoption of the Plan by the Board. Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

     17. Other Provisions. Option agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable.

     18. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties.

     19. Application of Funds. Proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

     20. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

     21. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

     22. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

     23. Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Delaware.

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     24.  Effective Date of Plan.  This Plan shall not take effect until adopted by the Board.

                                    RECOM MANAGED SYSTEMS, INC.



                                    By__________________________________
                                      Marvin Fink, President

I hereby certify that the foregoing Nonqualified Stock Option and Stock Plan was approved by the Board of Directors of Recom Managed Systems, Inc. the ____ day of March 2003.


__________________________________________
Secretary





























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